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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                             GIANT INDUSTRIES, INC.
                            (A DELAWARE CORPORATION)

                                         Jurisdiction of      Names Under Which
            Subsidiary                    Incorporation     Company Does Business
---------------------------------------  ---------------   ------------------------
Giant Industries Arizona, Inc.               Arizona       Giant Refining Company
                                                           Ciniza Pipe Line Company
                                                           Giant Transportation
                                                           Giant Service Stations
                                                           Giant Travel Center
                                                           TransWest Tank Lines

-  Giant Four Corners, Inc.*                 Arizona
-  Navajo Convenient Stores Co., LLC**       New Mexico
-  Giant Mid-Continent, Inc.*                Arizona
-  Phoenix Fuel Co., Inc.*                   Arizona       Phoenix Fuel Company
                                                           Mesa Fuel Company
                                                           Tucson Fuel Company
                                                           Firebird Fuel Company
                                                           PFC Lubricants Company

-  Ciniza Production Company*                New Mexico
-  Giant Stop-N-Go of New Mexico, Inc.*      New Mexico
-  San Juan Refining Company*                New Mexico
-  Giant Pipeline Company*                   New Mexico
-  Giant Yorktown, Inc.*                     Delaware
-  Giant Yorktown Holding Company*           Delaware

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 *  A wholly-owned subsidiary of Giant Industries Arizona, Inc.

**  Giant Four Corners, Inc. has a 66 2/3% interest in this entity.